UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2004

U.S.I. HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Pleasantville Road, Suite 160 South, Briarcliff Manor, New York	10510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(914) 749-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2004, U.S.I. Holdings Corporation’s Board of Directors adopted a Deferred Compensation Plan (the “Plan”), which will become effective January 1, 2005. Under the Plan, U.S.I. Holdings Corporation will provide employees and non-employee directors who are eligible to participate in the Plan with the opportunity to defer a specified percentage of their cash compensation. The amount of compensation to be deferred by each participating employee (“Participant”) will be based on elections by each Participant. Deferred compensation will be credited to participants’ account balances under the Plan. Account balances will be credited with income, gains and losses based on the performance of investment funds that are made available for participant investment direction under the Plan. Participants will be eligible to receive distributions of the amounts credited to their account balance at a time or times established under the rules of the Plan on a basis consistent with applicable tax law principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.I. HOLDINGS CORPORATION, INC.
(Registrant)
Date October 15, 2004

/s/ Ernest J. Newborn, II
Ernest J. Newborn, II
Senior Vice President, General Counsel & Secretary